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                                  EXHIBIT 23.1


                        INDEPENDENT ACCOUNTANTS' CONSENT



The Board of Directors
International Image Services, Inc.:

We hereby consent to the use of our report dated July 21, 2000 with respect to the financial statements of International Image Services, Inc. included in the Current Report on Form 8-K/A of Sonic Foundry, Inc.

STERN COHEN LLP

Toronto, Canada.
November 10, 2000




                                     F-17